Exhibit 10.4
                       CENTURY TELEPHONE ENTERPRISES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                         1994 AMENDMENT AND RESTATEMENT


    I.    Purpose of the Plan

          This Supplemental Executive Retirement Plan (the "Plan") is intended to provide Century Telephone Enterprises, Inc. (the "Company") and its subsidiaries a method for attracting and retaining key employees; to provide a method for recognizing the contributions of such personnel; and to promote executive and managerial flexibility, thereby advancing the interests of the Company and its stockholders. In addition, the Plan is intended to provide a more adequate level of retirement benefits in combination with the Company's general retirement program.

    II.   Definitions

          As used in this Plan, the following terms shall have the meanings indicated, unless the context otherwise specifies or requires:

          2.01 "ACCRUED BENEFIT", as of a given date, shall mean an amount equal to the basic monthly benefit to which a Participant is entitled on his Normal Retirement Date in accordance with Section 5.01 using his Average Monthly Compensation, Estimated Primary Insurance Amount and Credited Service determined as of such given date, in lieu of the corresponding amounts determined as of his Normal Retirement Date.

          2.02 "ACTUARIAL EQUIVALENT" shall mean the amount of pension of a different type or payable at a different age that has the same value as computed by the Actuary on the basis of interest and mortality tables. Mortality will be based on the UP84 Mortality Table. The interest rate will be equal to the Pension Benefit Guaranty Corporation's published interest rate for immediate annuities on the date of pension commencement.

          2.03 "AVERAGE MONTHLY COMPENSATION" shall mean the average of the 36 consecutive months' Compensation of a Participant which produce the highest average out of the last 120 months of employment. No compensation will be considered during a period of Leave of Absence for purposes of determining Average Monthly Compensation.

          2.04 "BOARD OF DIRECTORS" shall mean not less than a quorum of the whole Board of Directors of Century Telephone Enterprises, Inc.

          2.05 "COMMITTEE" shall mean three or more members of the Board of Directors as described in Section 14.01 of the Plan, or the Board if no Committee has been appointed.

          2.06 "COMPANY" shall mean Century Telephone Enterprises, Inc., any Subsidiary thereof, and any affiliate designated by the Company as a participating employer under this Plan.

          2.07 "COMPENSATION" shall mean the sum of a Participant's Salary, determined under Section 2.18 and Incentive Compensation, determined under
    Section 2.13, for a particular month.

          2.08 "CREDITED SERVICE" shall mean employment for which a Participant is entitled to receive service credit for accrual of benefit and for eligibility for benefits under the Plan in accordance with the provisions of Section 4.01.

          2.09 "DISABILITY" shall mean a condition which makes a Participant unable to perform each of the material duties of his regular occupation where he is likely to remain thus incapacitated continuously and permanently.

          2.10 "EFFECTIVE DATE" of this Amendment and Restatement shall mean July 1, 1994. Specifically, the survivor annuity provided under Article IX hereof shall only apply to Participants who have not retired as of July 1, 1994 and whose date of death is on or after July 1, 1994.
    Notwithstanding the foregoing, the amendment to the definition of Compensation hereunder shall apply to Compensation paid on or after January 1, 1994. In addition, the benefits provided hereunder for Jim D. Reppond and C. Kenneth Conrad shall be computed without regard to the amendment to the definition of Compensation and the provision of the survivor annuity referenced in the preceding sentence.

          2.11  "EMPLOYER" shall mean Century Telephone Enterprises, Inc., any
    Subsidiary  thereof,   and  any  affiliate  designated by the Company as a
    participating employer under this Plan.

          2.12 "ESTIMATED PRIMARY INSURANCE AMOUNT" shall mean the monthly primary insurance amount calculated to be available at age 65 based on the Social Security law in effect on the Participant's Normal Retirement Date or earlier date of termination. The primary insurance amount of a Participant who terminates prior to Normal Retirement Date shall be based on the assumption that the Participant earns no compensation between his termination date and his Normal Retirement Date.

          2.13 "INCENTIVE COMPENSATION" shall mean the monthly equivalent of the amount awarded to a Participant under the Company's Key Employee Incentive Compensation Program or other incentive compensation arrangement maintained by the Company, including the amount of any stock award in its cash equivalent at the time of conversion of the award from cash to stock. A Participant's Incentive Compensation shall be determined on a monthly basis by dividing the amount of the Incentive Compensation award by the number of months to which the award relates. Each award of Incentive Compensation shall, for purposes of this Plan, be allocated to the month or months to which the award relates, i.e., that period of time during which the award was earned.

          2.14 "LEAVE OF ABSENCE" shall mean any extraordinary absence authorized by the Employer under the Employer's standard personnel practices.

          2.15 "NORMAL RETIREMENT DATE" shall mean the first day of the month coincident with or next following a Participant's 65th birthday.

          2.16 "PARTICIPANT" shall mean any officer of the Employer who is granted participation in the Plan in accordance with the provisions of
    Article III.

          2.17  "PLAN"   shall  mean  the Century Telephone Enterprises,  Inc.
    Supplemental Executive Retirement Plan, as amended and restated herein.

          2.18 "SALARY" shall mean the monthly equivalent of a Participant's annual rate of pay as of the date of determination of benefits hereunder, exclusive, however, of bonus payments, overtime payments, commissions, imputed income on life insurance, vehicle allowances, relocation expenses, severance payments, and any other extra compensation.

          2.19 "SUBSIDIARY" shall mean any corporation in which the Company owns, directly or indirectly through subsidiaries, at least fifty percent (50%) of the combined voting power of all classes of stock.


    III.  Participation

          3.01 Any officer who is either one of the key employees of the Company in a position to contribute materially to the continued growth and future financial success of the Company, or one who has made a significant contribution to the Company's operations, thereby meriting special recognition, shall be eligible to participate provided the following requirements are met:

                a. The officer is employed on a full-time basis by Century Telephone Enterprises, Inc., any Subsidiary thereof, or any affiliate designated by the Company as a participating employer under this Plan.

                b. The officer is compensated for full-time employment by a regular salary;

                c. The coverage of the officer is duly approved by the Board of Directors of Century Telephone Enterprises, Inc.

    It is intended that participation in this Plan shall be extended only to those officers who are members of a select group of management and highly compensated employees, as determined by the Committee.

          3.02 Any officer who is currently a Participant in the Plan shall continue to be a Participant in the Plan as amended and restated.

          3.03 Any officer who met the requirements defined in Section 3.01, who was age 60 as of November 21, 1983, and who was employed by the Company on January 1, 1990, will receive benefits equal to the greater of:

                a.    the benefit determined under this Plan, or

                b. a monthly benefit equal to sixty-five percent (65%) of Average Monthly Compensation offset by retirement income payable to the individual executive from:

                      1. Social Security (Primary Insurance Amount only) determined as of date of retirement under the Social Security Act.

                      2. The Company's Stock Bonus Plan and PAYSOP (in which case the Stock Bonus Plan and PAYSOP accumulation at date of determination will be converted to a monthly annuity on a straight life basis based upon actuarial assumptions with respect to mortality and investment return). The mortality assumptions will be based upon the 1971 Group Annuity Mortality Table. The investment return assumption will reflect current market conditions as measured by the 52-week Treasury bill rate as determined monthly.

                      3. Benefits payable from any qualified or nonqualified plan attributable to prior employment for those officers who are hired on or after attainment of age 55 (in which case the benefit(s) will be expressed in terms of a monthly annuity on a straight life basis payable at date of retirement).

    IV.   Credited Service

            4.01 A Participant will receive credit for each year of employment, calculated in completed years and months regardless of the number of hours
    worked.   Credited  service  will  include  all  years of service prior to becoming an officer of the Company, years of service following Normal Retirement Date, and years of service with
    any  Subsidiary  or  any  affiliate   designated   by  the  Company  as  a
    participating employer under this Plan. In addition, periods of Leave of Absence and periods during which severance pay is provided shall count as
    periods  of  service.   A fraction of a year of Credited Service  will  be
    given for completed months during the year of termination.

          4.02 At the discretion of the Board of Directors, service with a predecessor employer may be credited for purposes of this Plan. If such service is credited to a Participant, the benefit payable under this Plan shall be reduced by any benefit payable from the prior employer. The Board of Directors shall make a determination whether service with a predecessor employer will be credited to a Participant prior to the Participant's commencement of participation in this Plan, and such determination, once made, shall be irrevocable. If no determination is made by the Board of Directors prior to a Participant's commencement of participation in this Plan, service with a predecessor employer by such Participant shall not be credited for purposes of this Plan.

    V.    Normal Retirement

          5.01 Except as provided in Section 3.03, the monthly retirement benefit payable to a Participant on his Normal Retirement Date shall be equal to (a) less (b), where:

                (a) is 1 1/2% of Average Monthly Compensation multiplied by Credited Service, not greater than 30 years.

                (b) is 3 1/3% of Estimated Primary Insurance Amount, multiplied by Credited Service, not greater than 30 years.

          5.02  The  normal  form   of   payment  of  a  Participant's  normal
    retirement benefit shall be an annuity payable for the life of the Participant.

    VI.   Late Retirement

          6.01 If a Participant remains employed beyond his Normal Retirement Date, his late retirement date will be the first day of the month coincident with or next following his actual date of retirement.

          6.02 A Participant's late retirement benefit will be calculated in accordance with Section 5.01, based on his Average Monthly Compensation and Credited Service as of his late retirement date. His Primary Insurance Amount will be computed as of his Normal Retirement Date.

    VII.  Early Retirement

          7.01 A Participant who has attained age 55, and who has completed 15 or more years of service, is eligible for early retirement. An eligible Participant's early retirement date is the first day of the month coincident with or next following the date he terminates employment.

          7.02 A Participant's early retirement benefit is 100% of his Accrued Benefit computed as of his early retirement date, payable at his Normal Retirement Date.

          7.03 A Participant may elect to receive his early retirement benefit prior to Normal Retirement Date, in which event the benefit payable will be reduced according to the following schedule:

                Age at CommencementPercentage of Accrued Benefit

                      55                            50%
                      56                            53 1/3%
                      57                            56 2/3%
                      58                            60%
                      59                            63 1/3%
                      60                            66 2/3%
                      61                            73 1/3%
                      62                            80%
                      63                            86 2/3%
                      64                            93 1/3%
                      65                            100%

          7.04 The Board of Directors, at its sole discretion, may grant to a Participant 100% of his Accrued Benefit, payable at his early retirement date without such benefit being subject to the reductions set forth in
    Section 7.03, provided the Participant has met the requirements of Section 7.01.

    VIII. Disability

          8.01 A Participant who becomes disabled, as defined in Section 2.09, prior to retirement or termination of service will be entitled to a disability benefit computed in accordance with Section 8.02.

          8.02 A Participant's disability benefit will be calculated in accordance with Section 5.01 based on (1) his Average Monthly Compensation projected to Normal Retirement Date assuming his Compensation as of the date of his disability remains constant, (2) his projected service to Normal Retirement Date and (3) his Estimated Primary Insurance Amount based on the Social Security law in effect on the date of his disability.

          8.03 A Participant's disability benefit will commence at his Normal Retirement Date, and the normal form of benefit payment will be an annuity payable for the life of the Participant.

    IX.   Death Benefit

          9.01 Upon the death of a Participant who is actively employed or on Leave of Absence at the time of his death or who has retired or become disabled prior to the commencement of benefit payments hereunder, a Participant's beneficiary (as determined under Section 9.02) will be entitled to receive a death benefit determined in accordance with Section 9.03.

          9.02  The beneficiary of a Participant who is married on the date of
    his  death  shall   be  his  spouse.   The  beneficiary  of  an  unmarried
    Participant shall be his living children as of his date of death.

          9.03 The monthly death benefit payable to the beneficiary of a Participant shall be equal to (a) less (b), where:

                (a) is 36% of Average Monthly Compensation projected to his Normal Retirement Date assuming his Compensation as of his date of death remains constant until his Normal Retirement Date.

                (b)   the  amount of primary Social Security benefits received
    by the beneficiary, or to  which  the  beneficiary  may  be  entitled,  as determined by the Committee. The Committee's determination hereunder shall be binding and conclusive.

          9.04 The death benefit shall be paid to the surviving spouse, if any, of the Participant for his or her life. If the Participant is unmarried at the date of death, or if the surviving spouse dies subsequent to the Participant's death, the death benefit shall be paid to the Participant's surviving child or children (or legal representative of any minor child) in equal shares. The death benefit payable to a child shall terminate upon the later of the child's attainment of age 19 or age 23, if a full-time student at an accredited educational institution, and such share shall thereafter revert to and be payable equally to the remaining surviving children of the Participant until the interest of each such surviving child has terminated.

          9.05 If a Participant has no surviving spouse or children at the date of his or her death, no death benefit shall be paid under this Plan.

    X.    Termination of Service

          10.01 If a Participant terminates service prior to death, disability or retirement, his Accrued Benefit determined under Section 2.01 shall be vested in accordance with the following schedule:

                      Years of Service        Vested %

                        less than 5             0%
                        5 or more               100%

          10.02 A Participant's vested Accrued Benefit is payable at his Normal Retirement Date. A Participant may elect to have his benefit commence prior to age 65 but after age 55 if he meets the service requirements for early retirement pursuant to Section 7.01. If the benefit commences before age 65, the amount of monthly benefit will be reduced according to the schedule set forth in Section 7.03.

    XI.   Form of Benefit Payment

          11.01 The normal form of benefit payment is a monthly lifetime annuity, payable in accordance with the Company's standard payroll practices.

          11.02 A Participant may, prior to commencement of participation in the Plan, elect an optional form of payment which is the Actuarial Equivalent of a Participant's basic monthly pension, as follows:

                Option 1:   A reduced monthly pension payable for the lifetime
    of the Participant with a minimum of sixty (60) monthly payments guaranteed.

                Option 2: A reduced monthly pension payable for the lifetime of the Participant with a minimum of one hundred twenty (120) monthly payments guaranteed.

                Option 3: A reduced monthly pension payable for the lifetime of the Participant with a minimum of one hundred eighty (180) monthly payments guaranteed.

                Option  4:   A  reduced  monthly  pension,   payable   to  the
    Participant for the life of the Participant, with monthly payments of one-half (1/2) the reduced amount that was payable monthly to the Participant payable after the Participant's death for the life of the Participant's spouse.

                Option 5: A reduced monthly pension payable to the Participant for the life of the Participant, with reduced monthly payments of two thirds (2/3) of the reduced amount that was payable monthly to the Participant payable after the Participant's death for the life of the Participant's spouse.

                Option 6: A reduced monthly pension payable to the Participant for the life of the Participant, with reduced monthly payments of three fourths ( 3/4 ) of the reduced amount that was payable monthly to the Participant payable after the Participant's death for the life of the Participant's spouse.

                Option 7: A reduced monthly pension payable to the Participant for the life of the Participant, with the same monthly pension payable after the Participant's death for the life of the Participant's spouse.

          11.03 If a Participant does not elect an optional form of benefit payment under Section 11.02 prior to the commencement of participation in the Plan, such Participant's benefits shall be paid in the normal form provided in Section 11.01.

    XII.  Reemployment of Participants

          12.01 If a Participant retires or otherwise terminates employment with the Employer and such Participant is reemployed by the Employer, his entitlement to any benefits will be determined on the basis of the provisions of the Plan in effect on his subsequent termination date. The benefit will be based on the Average Monthly Compensation, Estimated Primary Insurance Amount and Credited Service as of the date of subsequent termination, taking into account all Credited Service prior to the
    Participant's reemployment date. For purposes of calculating Average Monthly Compensation, the average of the 36 consecutive months' Compensation which produce the highest average out of the last 120 months of employment will be considered, without regard to the break in service.

          12.02 If a Participant is reemployed after benefit commencement, the payment of any benefit to such Participant under the Plan on account of his retirement or severance shall be suspended by reason of such reemployment. The amount of his benefit at his subsequent termination will be calculated in accordance with Section 12.01 but reduced by the Actuarial Equivalent of any benefit payments received prior to subsequent termination.

          12.03 The form of monthly benefit payment upon subsequent termination shall be the form of payment that was in effect prior to reemployment. If the Participant was married at the time of benefit commencement, and if the Participant's spouse dies prior to subsequent commencement of benefit payments, such form of payment shall remain applicable (as though he were married to his deceased spouse) with no further payments upon his death.

    XIII. Additional Restrictions on Benefit Payments

          13.01 In no event will there be a duplication of benefits payable under the Plan because of employment by more than one participating Employer.

    XIV.  Administration and Interpretation

            14.01 The Plan shall be administered by the Board of Directors through a Committee which shall consist of three or more members of the Board of Directors of the Company. No individual who is or has ever been a member of the Committee shall be eligible to be designated as a participant or receive payments under this Plan. The Committee shall have full power and authority to interpret and administer the Plan and, subject to the provisions herein set forth, to prescribe, amend and rescind rules and regulations and make all other determinations necessary or desirable
    for  the  administration  of  the  Plan.   The Board may from time to time
    appoint additional members of the Committee or remove members and appoint new members in substitution for those previously appointed and to fill vacancies however caused.

          14.02 The decision of the Committee relating to any question concerning or involving the interpretation or administration of the Plan shall be final and conclusive, and nothing in the Plan shall be deemed to give any employee any right to participate in the Plan, except to such extent, if any, as the Committee may have determined or approved pursuant to the provisions of the Plan.

    XV.   Nature of the Plan

            Benefits under the Plan shall generally be payable by the Company from its own funds, and such benefits shall not (i) impose any obligation upon the trust(s) of the other employee benefit programs of the Company;
    (ii) be paid from such trust(s); nor (iii) have any effect whatsoever upon the amount or payment of benefits under the other employee benefit programs of the Company. Participants have only an unsecured right to receive benefits under the Plan from the Company as general creditors of the Company. The Company may deposit amounts in the Century Telephone Enterprises, Inc. Supplemental Executive Retirement Trust (the "Trust") established by the Company for the purpose of funding the Company's
    obligations  under  the  Plan.   Participants  and  their   beneficiaries,
    however, have no secured interest or special claim to the assets of the Trust, and the assets of the Trust shall be subject to the payment of claims of general creditors of the Company upon the insolvency or bankruptcy of the Company, as provided in the Trust.

    XVI.  Employment Relationship

            An employee shall be considered to be in the employment of the Company and its subsidiaries as long as he remains an employee of either the Company, any Subsidiary of the Company, or any corporation to which
    substantially  all  of  the  assets  and   business  of  the  Company  are
    transferred. Nothing in the adoption of this Plan nor the designation of any Participant shall confer on any employee the right to continued employment by the Company or a Subsidiary of the Company, or affect in any way the right of the Company or such Subsidiary to terminate his employment at any time. Any question as to whether and when there has been a termination of an employee's employment, and the cause, notice or other circumstances of such termination, shall be determined by the Board, and its determination shall be final.

    XVII. Amendment and Termination of Plan

            The Board of Directors of the Company in its sole discretion may terminate the Plan at any time, and shall have the right to alter or amend the Plan or any part thereof from time to time, except that the Board of Directors shall not terminate the Plan or make any alteration or amendment thereto which would impair any rights or benefits of a Participant previously accrued.

    XVIII.   Binding Effect

          This Plan shall be binding on the Company, each Subsidiary, and any affiliate designated by the Company as a participating employer under this Plan, the successors and assigns thereof, and any entity to which substantially all of the assets or business of the Company, a Subsidiary, or a participating affiliate are transferred.

    XIX.      Reimbursement to Participants

          The Company shall reimburse any Participant, or beneficiary thereof, for all expenses, including attorney's fees, actually and reasonably incurred by the Participant or beneficiary in any proceeding to enforce any of their rights under this Plan.

    XX.   Construction

          The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may indicate the plural, unless the context clearly indicates the contrary. The words "hereof", "herein", "hereunder" and other similar compounds of the word "here" shall, unless otherwise specifically stated, mean and refer to the entire Plan, not to any particular provision or Section. Article and Section headings are included for convenience of reference and are not intended to add to, or subtract from, the terms of the Plan.

          IN WITNESS WHEREOF, Century Telephone Enterprises, Inc. has executed this Plan in its corporate name and its corporate seal to be hereunto affixed this 20th day of December, 1994.

    ATTEST:                 CENTURY TELEPHONE ENTERPRISES, INC.

    /s/  Connie Walden                    By:    /s/  R. Stewart Ewing, Jr.
                                                      R. Stewart Ewing, Jr.
                                                      Senior Vice President and
                                                      Chief Financial Officer



                                  AMENDMENT TO THE
                         CENTURY TELEPHONE ENTERPRISES, INC.
                        SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                            1994 AMENDMENT AND RESTATEMENT


          This   Amendment   to  the  Century  Telephone   Enterprises,   Inc.

    Supplemental Executive Retirement Plan, 1994 Amendment and Restatement, is

    executed this 10th day of  February, 1995, effective as if included in the

    1994 Amendment and Restatement.



                1. Delete the first three lines of Article III, Section 3.03(b) in their entirety and insert the following in lieu thereof:

                      b. a monthly benefit equal to sixty-five percent (65%) of the highest Salary out of the last five (5) years of employment offset by retirement income payable to the individual executive from:

          IN WITNESS WHEREOF, Century Telephone Enterprises, Inc. has executed this amendment in its corporate name on the date indicated above.

                                        CENTURY TELEPHONE ENTERPRISES, INC.


                                        BY: /s/ R.Stewart Ewing, Jr.
                                                R. Stewart Ewing, Jr.
                                                Senior Vice President and
                                                Chief Financial Officer